U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 16, 2000

                        Commission File Number: 001-13217

                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
         --------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


           Florida                                     91-1796903
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(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)


                                741 Front Street
                                    Suite 140
                           Celebration, Florida 34747
                     --------------------------------------
                    (Address of Principal Executive Offices)

                    Issuer's Telephone Number: (407) 566-2493


                             400 West Church Street
                             Orlando, Florida 32801
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     In February 2000, the Arena Football League ("AFL") and all of its member teams, including the Company, were joined as defendants in a civil action brought by several AFL players (the case is captioned James Guidry, et. al. vs. Arena Football League L.L.C. et. al., United States District Court, District of New Jersey, Case Number 00-533-HAA) in which plaintiffs seek damages for violation of federal antitrust law, specifically Sections 1 and 2 of the Sherman Antitrust Act. The complaint seeks damages against the defendants in an amount to be determined and trebled, plaintiffs' cost of litigation and further relief, as the court deems proper and equitable. Should the plaintiffs prevail, the Company's operating expenses, results of operations and financial condition would be materially and adversely affected.

Item 7.  Financial Statements and Exhibits

         (c.)

         10.14 James Guidry, et. al. vs. Arena Football League L.L.C. et. al., United States District Court, District of New Jersey, Case Number 00-533-HAA


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Orlando Predators Entertainment, Inc.
                                                (Registrant)

                                  By: /s/ Jeffrey L. Bouchy
                                      ------------------------------------------
                                      Jeffrey L. Bouchy, Chief Financial Officer

Dated:  February 23, 2000